UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas	78401
(Address of principal executive offices)	(Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02        Unregistered Sales of Equity Securities.

Effective on February 14, 2011, Strategic American Oil Corporation (the "Company") completed a private placement financing involving the sale of an aggregate of 85,090,000 shares of the Company (each a "Share"), at a subscription price of $0.10 per Share, for gross proceeds of $8,509,000.

The Company relied on exemptions from registration under the United States Securities Act of 1933, as amended, provided by Rule 506 of Regulation D and Regulation S, based on representations and warranties provided by the purchasers of the Shares in their respective subscription agreements entered into between each purchaser and the Company.

In addition, as previously disclosed by the Company, certain Securities Purchase Agreements entered into by the Company and certain subscribers effective October 15, 2009 and November 13, 2009, contain a price protection provision pursuant to which the Company is required to issue additional shares to such subscribers in the event the Company participates in a subsequent financing during the three year period from the date of such Securities Purchase Agreements in which securities are issued at less than the per unit subscription price paid by such subscribers (which was $0.20 per unit), provided that the number of additional shares issuable to any such subscriber shall not exceed the number of shares originally purchased by such subscriber under its respective Securities Purchase Agreement. Thus, as a result of the closing of the February 14, 2011 private placement at a price of $0.10 per Share, effective on February 14, 2011 the Company issued an aggregate of 17,750,000 shares of common stock of the Company at a deemed issuance price of $0.10 per share to the subscribers under such Securities Purchase Agreements.

In addition, as previously disclosed by the Company, the warrants issued pursuant to the October 15, 2009 and November 13, 2009 Securities Agreements also contain a price protection provision, such that in the event that the Company issues shares or rights to acquire shares at a price less than the exercise price of such warrant, the exercise price per warrant share will be reduced to equal such lower price and the number of warrant shares issuable pursuant to such warrants shall be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price per warrant share, equals the aggregate exercise price prior to such adjustment, provided that the number of additional warrant shares issuable pursuant to any such warrant shall not, in the aggregate, exceed the number of warrant shares originally issuable under such warrant. Thus, as a result of the closing of the February 14, 2011 private placement at a price of $0.10 per Share, effective on February 14, 2011 the previously issued warrants were effectively revised such that the aggregate number of warrant shares issuable under such outstanding warrants was increased from 15,361,630 to 31,343,999 warrant shares, and the exercise price was effectively revised from $0.23 to $0.10 per warrant share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: February 18, 2011	"Johnathan Lindsay" Name: Johnathan Lindsay Title: Secretary, Treasurer, Chief Financial Officer and a Director

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